CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 14, 2018

Date of Report

(Date of Earliest Event Reported)

VERTICAL COMPUTER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28685	65-0393635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300, Richardson, Texas 75082

(Address of principal executive offices (zip code))

(972) 437-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 14, 2018, the Company announced that it intends to hold its Annual Meeting of Stockholders during the week of November 25, 2018 at the Company’s office building. The precise date of the meeting and the record date for the meeting, will be announced no later than August 15, 2018. At the Annual Meeting, the Company may make observations regarding its financial performance and outlook.

Stockholders wishing to nominate a director or present a proposal to be considered at the Annual Meeting must timely submit a written notice to the Corporate Secretary of the Company at its executive offices.  In addition, any stockholder proposals submitted for inclusion in the Company’s proxy materials for the Annual Meeting must be timely received by the Corporate Secretary and will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, the Company’s charter and bylaws, and Delaware law.

This Current Report is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose. For new announcements and news releases concerning the Company, please visit the Company’s News Announcements webpage at  http://vcsy.com/announcements.html and the Company Twitter feed at https://twitter.com/VCSYInc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL COMPUTER SYSTEMS, INC.
(Registrant)

By:	/s/ Richard Wade
	Name:	Richard Wade
	Title:	President and CEO